Exhibit 99.1
Realizing Value for Shareholders: Sale of Barnett Shale Core Properties December 10, 2007

Safe Harbor Statement The information contained herein is as of the date of this presentation. DTE Energy expressly disclaims any current intention to update any forward-looking statements contained in this document as a result of new information or future events or developments. Words such as "anticipate," "believe," "expect," "projected" and "goals" signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various assumptions, risks and uncertainties. This presentation contains forward-looking statements about DTE Energy's financial results and estimates of future prospects, and actual results may differ materially. Factors that may impact forward-looking statements include, but are not limited to: the higher price of oil and its impact on the value of production tax credits, or the potential requirement to refund proceeds received from synfuel partners; the uncertainties of successful exploration of gas shale resources and inability to estimate gas reserves with certainty; the effects of weather and other natural phenomena on operations and sales to customers, and purchases from suppliers; economic climate and population growth or decline in the geographic areas where we do business; environmental issues, laws and regulations, and the cost of remediation and compliance, including potential new federal and state requirements that could include carbon and more stringent mercury emission controls, a renewable portfolio standard and energy efficiency mandates; nuclear regulations and operations associated with nuclear facilities; impact of electric and gas utility restructuring in Michigan, including legislative amendments and Customer Choice programs; employee relations and the negotiation and impacts of collective bargaining agreements; unplanned outages; access to capital markets and capital market conditions and the results of other financing efforts which can be affected by credit agency ratings; the timing and extent of changes in interest rates; the level of borrowings; changes in the cost and availability of coal and other raw materials, purchased power and natural gas; effects of competition; impact of regulation by the FERC, MPSC, NRC and other applicable governmental proceedings and regulations, including any associated impact on rate structures; contributions to earnings by non- utility subsidiaries; changes in and application of federal, state and local tax laws and their interpretations, including the Internal Revenue Code, regulations, rulings, court proceedings and audits; the ability to recover costs through rate increases; the availability, cost, coverage and terms of insurance; the cost of protecting assets against, or damage due to terrorism; changes in and application of accounting standards and financial reporting regulations; changes in federal or state laws and their interpretation with respect to regulation, energy policy and other business issues; amounts of uncollectible accounts receivable; binding arbitration, litigation and related appeals; changes in the economic and financial viability of our suppliers, customers and trading counterparties, and the continued ability of such parties to perform their obligations to the Company; timing, terms and proceeds from any asset sale or monetization; and implementation of new processes and new core information systems. This presentation should also be read in conjunction with the "Forward-Looking Statements" section in each of DTE Energy's, MichCon's and Detroit Edison's 2006 Form 10-K and 2007 Forms 10-Q (which sections are incorporated herein by reference), and in conjunction with other SEC reports filed by DTE Energy and Detroit Edison. Cautionary Note - The Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We use certain terms in this presentation such as "probable reserves" that the SEC's guidelines strictly prohibit us from including in filings with the SEC. You are urged to consider closely the disclosure in our Forms 10-K and 10-Q, File No. 1-11607, available from our offices or from our website at www.dteenergy.com. You can also obtain these Forms from the SEC by calling 1-800-SEC-0330.

Participants Tony Earley, Chairman and CEO Gerry Anderson, President and COO Dave Meador, Executive Vice President and CFO Lisa Muschong, Director of Investor Relations

Today's Announcements Selling Barnett Shale core properties Continuing development of Western Barnett acreage Increasing stock buyback plan

Barnett Non-Utility Monetization Plan Update Michigan Electric Utility Legislation Update

Overview Agreed to sell Barnett Shale core properties to Range Resources for ~$260 million of gross proceeds Properties sold include Interests in 59 wells (51 producing) 11,000 net acres 15 mmcfd net production Expect to close deal in January 2008 We have taken another significant step in executing our non-utility monetization plan Clay Zones of DTE Acreage Vertical Wells Horizontal Wells Dallas/ Ft Worth Metropolitan Area West 44,000 acres Core 11,000 acres Hood Johnson Erath Jack Somervell Hill Wise Tarrant Bosque Parker Denton Palo Pinto South 30,000 acres

Value Proposition Invested to Date Cash Flow to Date Net Sales Proceeds Core and Southern -130 -73 -73 -57 102 ($130) $55 $175 Net Cash Flow From Core Barnett ($millions) Strong value realized from sale of Barnett Shale core properties Gross proceeds of ~$260 million After tax proceeds of ~$175 million $100 million life cycle net cash flow 100%+ IRR This transaction follows the successful sale of the Antrim Shale gas business in June 2007

Development of Remaining Barnett Acreage Focused on Near-Term Value Creation Clay Zones of DTE Acreage Vertical Wells Horizontal Wells Dallas/ Ft Worth Metropolitan Area West 44,000 acres Core 11,000 acres Hood Johnson Erath Jack Somervell Hill Wise Tarrant Bosque Parker Denton Palo Pinto South 30,000 acres Western acreage provides opportunity for significant value creation DTE is one of the largest and most knowledgeable players in the Western Barnett Encouraging results from both horizontal and vertical drilling programs Proven reserves and production rate climbing steadily Total invested capital of ~$200M; Expect to invest ~$100M per year in 2008 - 2010 to develop acreage No Southern acreage drilling planned We are now focused on moving the Western Barnett acreage up the value curve

Net Production Rate 9/30/07 Gross Producing Wells 9/30/07 108 Reserves 12/31/06 Probable Proven Acreage Position 9/30/07 Net Undeveloped Acres Net Developed Acres West 180 107 287 Barnett Shale Operating Metrics (Bcfe) (mmcf/day) 67 86 Core 153 8,000 West 36,000 44,000 5,000 6,000 Core 11,000 West Core 51 10 West Core 15

Barnett Non-Utility Monetization Plan Update Michigan Electric Utility Legislation Update

Total Monetization Proceeds Expected to More than Double Original Plan

DTE Energy

Monetization After-Tax Cash Proceeds


$1.7B
$1.5B
At least $800 million
Core Barnett
Power & Industrial
Power & Industrial
Peakers
Peakers
Antrim
Antrim
Agreement Signed
Expect Jan. 2008 close
Final Stages
Closing delayed due to choppy debt markets; Expect 1Q 2008 close
Closed
Closed
Original Guidance
Mid-2007 Guidance
Current Guidance

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Sources Uses East 1.4 0.7 West 0.95 1 0.2 0.7 Sources and Uses of Monetization Proceeds and Synfuel Cash Synfuel $900 (2007 - 2009) Monetization Proceeds ~$1,700 (2007 - 2008) Monetization Proceeds and Synfuel Cash Sources and Uses ~$2,600 ~$2,600 Debt Redemption $700 Share Repurchase* $1,000 Utility Equity/Other $700 Antrim Forward Sales * Includes ~ $725M of common stock bought back under this program as of Nov. 30, 2007 $ millions Expect to complete $1B common stock repurchase in early 2008 ~$725M done as of Nov. 30 Additional ~$275M upon closing of Power & Industrial sale and Barnett Core sale Expect to use $100M of Barnett proceeds for additional stock buyback Remainder used to redeem debt

Barnett Non-Utility Monetization Plan Update Michigan Electric Utility Legislation Update

Summary of Bills Introduced in Michigan House House Bill #5520: Gives the MPSC authority to approve generation asset sales over 200 MW HB 5521: Certificate of Need process for major capital investments in electric generation HB 5522: Cost-of-service based electric rates (deskewing) HB 5523: File and use process for utility rate proceedings (similar to FERC) HB 5524: Electric Choice Reform Establishes a one-time opportunity for customers to opt into Electric Choice New provisions for Choice customers wanting to return to full utility service HB 5525: Energy efficiency program HB 5548/5549: Renewable portfolio standard - 10% by 2016 Senate Bill #947: Implements recommendations of Michigan's 21st Century Energy Plan A package of bills to reform Michigan's electric industry and establish a long-term energy plan was introduced last week

DTE Energy's Investment Thesis DTE Energy expects to create significant value for shareholders over the next five years and beyond 5-6% long-term utility earnings growth Well-run utilities engaged in a customer-focused investment program, operating in a constructive regulatory environment Potential upside for renewable generation and energy efficiency investments Investment in non-utility businesses focused on maximizing shareholder value will provide additional growth of 1% Stable balance sheet with flexibility to execute our growth plan Attractive current dividend, potential for future increases

Appendix

Western Barnett has Different Characteristics than the Core

DTE Energy

General Well Characteristics

	Western	Core
Cost per horizontal well	~$1.5M	~$3M
Reserves per well (Bcf)	1 - 1.5	2 - 4
Peak rate per well (Mcf/day)	500 - 1,000	800 - 3,000
Well spacing (acres)*	90-120	40-120

* Optimal well spacing still being determined

Western Barnett development is economically attractive

- Generally less gas than core wells but cheaper to drill

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